                                                                    EXHIBIT 10.1

Portions of this exhibit for which confidential treatment has been requested are
marked by brackets [   ] and the pages on which they appear contain an asterisk
(*) in the upper right hand corner.

                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------


          THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is made and entered into as of the 13th day of November, 1996, by and between PREMIERE TECHNOLOGIES, INC., a Georgia corporation ("Premiere"), and WORLDCOM, INC., a Georgia corporation ("WorldCom").

                                    Preamble
                                    --------

          Premiere and WorldCom desire to enter into a strategic relationship for their mutual benefit. Pursuant to this relationship, among other things,
(i) WorldCom will make an investment in Premiere Common Stock, (ii) Premiere will acquire certain assets from WorldCom's Subsidiaries, (iii) Premiere, through its Subsidiaries, will provide certain computer telephony services to WorldCom and its Subsidiaries, and (iv) Premiere and WorldCom, through their respective Subsidiaries, will identify, pursue and implement certain joint service offerings to third parties. Premiere and WorldCom believe that the strategic relationship envisioned in this Agreement will represent an efficient allocation and utilization of the respective resources of the Parties and will lead to the development of long term business opportunities and relationships in a more efficient and effective manner than could be achieved by the Parties acting alone.

          Certain terms used in this Agreement are defined in Section 10.1 of this Agreement.

                                   ARTICLE 1
                        WORLDCOM INVESTMENT IN PREMIERE
                        -------------------------------

          1.1  Issuance of Premiere Shares; Cash Payment.  In consideration of
               -----------------------------------------
the covenants and agreements of WorldCom contained herein and in the Related Agreements and of the strategic relationship embodied therein, and based upon the representations and warranties of WorldCom contained herein and in the Related Agreements, on the date of this Agreement, Premiere shall (a) issue to WorldCom 2,050,000 shares of Premiere Common Stock, and (b) pay to the order of WorldCom Four Million Seven Hundred Thousand Dollars ($4,700,000) in cash by wire transfer to such account as WorldCom shall designate.

          1.2  Investment Agreement.  As a condition to the issuance of the
               --------------------
shares of Premiere Common Stock pursuant to Section 1.1, WorldCom shall enter into an Investment Agreement with Premiere in the form of Exhibit A (the
                                                          ---------
"Investment Agreement"), which shall govern WorldCom's investment in Premiere. WorldCom acknowledges and agrees that the provisions of and restrictions contained in the Investment Agreement are reasonably related to the promotion of the strategic relationship envisioned by this Agreement and do not unreasonably restrain the alienability of its investment in Premiere.

                                   ARTICLE 2
                      PREMIERE PURCHASE OF WORLDCOM ASSETS
                      ------------------------------------

          2.1  Purchase and Sale. In consideration of the covenants and
               -----------------
agreements of Premiere contained herein, on the date of this Agreement, WorldCom shall itself and shall cause its relevant Subsidiaries to sell, grant, convey, assign, transfer and deliver to Premiere, and Premiere shall purchase from WorldCom and the relevant WorldCom Subsidiaries, the WorldCom Assets, free and clear of all Liens.

          2.2  Transfer Documents.  The sale of the WorldCom Assets shall be
               ------------------
effected through the execution and delivery to Premiere by WorldCom and the relevant WorldCom Subsidiary of an Assignment Agreement and an Irrevocable Stock Power in the form of Exhibits B-1 and B-2, respectively (the "Assignment
                     --------------------
Agreement" and "Irrevocable Stock Power", respectively), together with such other instruments, financing statements and other documents as Premiere shall reasonably request to effect and perfect the transfer of title to the WorldCom Assets to Premiere free and clear of all Liens.

                                   ARTICLE 3
                           PREMIERE PLATFORM SERVICES
                           --------------------------

          3.1  Preferred Platform Service Provider.  Subject to the provisions
               -----------------------------------
of Sections 3.2 and 3.3, Premiere, either directly or through one or more of its Subsidiaries, shall be a "preferred provider" of Platform Services for Enhanced Calling Programs provided by the WorldCom Companies. As a "preferred provider" of Platform Services for the WorldCom Companies, Premiere shall (a) be the exclusive provider of Platform Services for the Enhanced Calling Programs in development described on Schedule 3.1 hereto (the "Exclusive Programs"), and (b) be given the right of first opportunity to provide, on a non-exclusive basis, Platform Services for other Enhanced Calling Programs (the "Preferred Programs") as set forth in Section 3.2.

          3.2  Right of First Opportunity.  If any WorldCom Company proposes to
               --------------------------
offer a Preferred Program through an unaffiliated provider of Platform Services, including a Preferred Program that would entail the provision of services or special applications that are not then in a service offering provided by a Premiere Company ("Special Services"), WorldCom shall notify Premiere and shall provide Premiere with the right of first opportunity to provide the Platform Services relating to the Preferred Program. In furtherance of this obligation, WorldCom (a) shall provide the notice sufficiently in advance of the anticipated date of introduction of the Preferred Program (or the anticipated date of use of an unaffiliated Platform Services provider relating to an existing Preferred Program), (b) shall consult with the Premiere Representatives concerning the proposed Preferred Program and (c) shall provide the Premiere Representatives with such information as to the Preferred Program (e.g., anticipated service volume, services contemplated, including any Special Services and other matters) as the Premiere Representatives may request. Following such notice, consultation and provision of information, Premiere shall notify WorldCom in a reasonably prompt manner if it wishes to exercise its right of first opportunity hereunder. If it so exercises its right, Premiere and WorldCom shall negotiate in good faith an agreement concerning the time and requirements for the development of the Preferred Program, including any Special Services, and the other terms of Platform Services, including price, and shall incorporate those terms in an agreement to provide Platform Services as contemplated by Section 3.3 During the course of those negotiations WorldCom may solicit proposals from alternative unaffiliated providers of Platform Services, and, if any such bona fide proposal is received from a qualified alternative service provider, WorldCom shall provide Premiere with a copy of, and other information as Premiere may reasonably request concerning, any such proposal. WorldCom shall provide Premiere with a reasonable opportunity to review any such proposal and to submit a new or revised proposal in response. If, in its response, Premiere is unable or unwilling to match the service offering, quality, pricing and other material terms contained in a bona fide proposal received by WorldCom from such an alternative provider, WorldCom may contract with such alternative provider to provide Platform Services on those terms.

          3.3  Form of Platform Services Agreement.  The relevant Premiere
               -----------------------------------
Company shall provide the Platform Services pursuant to the terms and conditions of the form of Platform Services Agreement attached as Exhibit C hereto
                                                       ---------
("Platform Services Agreement") in each case, with appropriate modifications as mutually acceptable to the Parties to reflect modifications of service offerings, service standards, pricing, billing arrangements, term and other matters.


                                   ARTICLE 4
                            JOINT SERVICE OFFERINGS
                            -----------------------

          4.1  Identification and Pursuit of Offerings.  WorldCom and Premiere
               ---------------------------------------
shall cooperate in good faith and use their respective reasonable best efforts during the term of this Agreement to identify and pursue opportunities to (a) sell Premiere Platform Services to various customer contacts of WorldCom, (b) sell WorldCom voice and data transmission services to various customer contacts of Premiere, and (c) jointly market Premiere Platform Services and WorldCom voice and data transmission services to other Persons (collectively, "Joint Service Offerings"). In furtherance of this effort, WorldCom and Premiere shall form the Strategic Alliance Committee consisting of WorldCom Representatives and Premiere Representatives, which shall (i) identify Joint Service Offering opportunities, (ii) develop marketing strategies for those opportunities, including service mix and pricing strategies, (iii) coordinate the formation of the marketing team, (iv) oversee the implementation of the marketing effort,
(iv) oversee the administration of product and service offerings and programs arising from those marketing efforts, and (v) report on a regular basis to WorldCom and Premiere regarding the Joint Service Offerings identified, pursued and implemented. The Strategic Alliance Committee shall meet as often as required to carry out its objectives, but in no event less than once per calendar quarter. WorldCom and Premiere shall cooperate fully with the Strategic Alliance Committee to support its efforts, including, without limitation, the provision of information on business opportunities as the Committee may request from time to time.

          4.2  Revenue Sharing Arrangements.  In connection with the pursuit of
               ----------------------------
Joint Service Offerings, WorldCom and Premiere (or their appropriate Subsidiaries) will negotiate in good faith to enter into marketing or other agreements with the other Persons involved in the Joint Service Offering ("Joint Marketing Agreements"). The Joint Marketing Agreements will include, among other matters, provisions relating to the sharing of revenues produced pursuant to services provided in connection with the Joint Service Offering . Subject to variances and other terms as may be negotiated in good faith among the various parties to the Joint Marketing Agreements, WorldCom and Premiere anticipate that the revenue sharing arrangements generally will be structured according to the example set forth on Schedule 4.2 hereto.
                     ------------

          4.3  Protection of Business Opportunity.  Premiere and WorldCom agree
               ----------------------------------
that the Joint Marketing Agreements will provide that (a) so long as any customer serviced under the Joint Service Offering subject to a Joint Marketing Agreement remains in place, the revenue sharing agreement set forth in the Joint Marketing Agreement shall stay in effect, and (b) so long as a Joint Service Offering is active, a WorldCom Company will provide voice and data transmission services, and a Premiere Company will provide all Platform Services, on the terms set forth in the Joint Marketing Agreement, subject to termination only for default as set forth therein.

          4.4  Right to Pursue Opportunities Independently.  Notwithstanding the
               -------------------------------------------
provisions of this Article 4, but subject to the other provisions of this Agreement, Premiere and WorldCom understand that the Premiere Companies and WorldCom Companies are engaging, and may in the future engage, in business activities competitive with the respective businesses of each other. Subject to any conflicting provisions of this Agreement and to any specific conflicting provisions of any Related Agreement, the Parties agree that the Premiere Companies and the WorldCom Companies may engage in such activities and that no Party shall bring any action against the other Party claiming that any such activity is in violation of any duty owed to each other hereunder.

                                   ARTICLE 5
                       MINIMUM OPERATING INCOME GUARANTEE
                       ----------------------------------

          5.1  Minimum Monthly Operating Income. For the [         *          ]
               --------------------------------
period beginning [    *    ] and ending [     *     ] (the "Minimum Guarantee
Period"), WorldCom agrees to pay to Premiere on or before the end of the month (the "Payment Date") following each month (a "Base Month") in the Minimum
Guarantee Period, the positive difference, if any, between (a)[      *       ]
and (b) the Aggregate Operating Income received by any Premiere Company for the Base Month (such difference being a "Monthly Deficiency Payment"). If, subsequent to a Payment Date, any Premiere Company receives a payment relating to a previous Base Month that would have counted toward the Aggregate Operating Income amount for that Base Month, such amount shall be added to and become part of the calculation of Aggregate Operating Income for the month in which it is so received. Such payments shall be considered "License Fee" revenues to Premiere.

          5.2  Late Payment Charge.  If WorldCom does not make a required
               -------------------
Monthly Deficiency Payment on or before the relevant Payment Date, WorldCom shall also pay a late fee computed daily commencing with the day immediately following the Payment Date on the amount of the unpaid balance of the Monthly Deficiency Payment at the lesser of (a) one and one half percent (1-1/2%) per month or (b) the maximum rate allowed under applicable Law (a "Late Payment Charge").

          5.3  Rights of Set Off.  The Premiere Companies shall have the right
               -----------------
to set off against any amounts otherwise payable by a Premiere Company to a WorldCom Company the amount of any unpaid Monthly Deficiency Payment and Late Payment Charge due hereunder. The WorldCom Companies shall have the right to set off against any amounts otherwise payable by a WorldCom Company to a Premiere Company any unpaid amount due from a Premiere Company to a WorldCom Company.

          5.4  Early Termination of Minimum Commitment. The obligation to pay
               ---------------------------------------
Monthly Deficiency Payments shall terminate on the first to occur of (a) the date all Monthly Deficiency Payments for the Minimum Guarantee Period have been received by Premiere, or (b) the date on which the sum of (i) the Aggregate Operating Income received by all Premiere Companies for all previous Base Months and (ii) the aggregate Monthly Deficiency Payments (not including Late Payment
Charges) received by Premiere equals or exceed [     *      ].

*  These portions are subject to a Request for Confidential Treatment.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          6.1  Representations and Warranties of Premiere.  Premiere hereby
               ------------------------------------------
represents and warrants to WorldCom as follows:

               (a) Premiere is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Premiere has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute and deliver this Agreement and to perform its terms.

               (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premiere. This Agreement has been duly and validly executed by Premiere and, assuming this Agreement constitutes a valid and binding agreement of WorldCom, represents a valid and binding obligation of Premiere, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation or default, or create a Lien, under the Articles of Incorporation or Bylaws of Premiere or any Law or any judgment, decree, governmental permit or license or permit, indenture, agreement or instrument of Premiere or to which Premiere is subject.

               (c) The authorized capital stock of Premiere consists of (i) 150,000,000 shares of Premiere Common Stock, of which 21,683,377 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Premiere Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Premiere Common Stock are, and all of the shares of Premiere Common Stock to be issued in accordance with the terms of this Agreement will be, duly authorized, validly issued and outstanding, fully paid and nonassessable. None of the outstanding shares of Premiere Common Stock has been, and none of the shares of Premiere Common Stock to be issued in accordance with the terms of this Agreement will be, issued in violation of any preemptive rights of any Person or the registration requirements of applicable Law. There are no restrictions upon the transfer of or otherwise pertaining to the shares of Premiere Common Stock (including, without limitation, the ability to pay dividends thereon) or retained earnings of Premiere or the ownership thereof, other than those imposed by applicable securities or corporate Law and the Investment Agreement

               (d) Premiere has timely filed and made available to WorldCom all SEC Documents required to be filed by Premiere since December 31, 1995 (the "Premiere SEC Reports"). The Premiere SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable

Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Premiere SEC Reports or necessary in order to make the statements in such Premiere SEC Reports, in light of the circumstances under which they were made, not misleading. Other than the execution and delivery of this Agreement, no event has occurred as a consequence of which Premiere would be required to file a Current Report on Form 8-K as to which such a report has not been timely filed with the SEC.

               (e) Each of the Premiere Financial Statements (including, in each case, any related notes) contained in the Premiere SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except to the extent required by changes in generally accepted accounting principles, as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position, assets and liabilities of Premiere and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

               (f) No Premiere Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premiere, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premiere as of December 31, 1995 and June 30, 1996, included in the Premiere Financial Statements or SEC Reports delivered prior to the date of this Agreement or reflected in the notes thereto. Except as set forth on the Premiere Disclosure Memorandum, no Premiere Company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or (ii) in connection with the transactions contemplated by this Agreement.

               (g) There is no existing, pending or, to the knowledge of Premiere, threatened event, change or occurrence which could have a Material Adverse Effect on Premiere except as expressly disclosed in a Premiere SEC Report or as disclosed in the Premiere Disclosure Memorandum.

               (h) This Agreement, and all other documents and information furnished to WorldCom by Premiere pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

          6.2  Representations and Warranties of WorldCom.   WorldCom hereby
               ------------------------------------------
represents and warrants to Premiere as follows:

               (a) WorldCom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. WorldCom has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

               (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WorldCom. This Agreement has been duly and validly executed by WorldCom and, assuming this Agreement constitutes a valid and binding agreement of Premiere, represents a valid and binding obligation of WorldCom, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation or default, or create a Lien, under the Articles of Incorporation or Bylaws of WorldCom or any Law or any judgment, decree, governmental permit or license or permit, indenture, agreement or instrument of WorldCom or to which WorldCom is subject.

               (c) WorldCom Network Services, Inc., a wholly-owned subsidiary of WorldCom, owns good and marketable title to the WorldCom Assets free and clear of all Liens, and has the power and authority to transfer such Assets to Premiere pursuant hereto.

               (d) This Agreement, and all other documents and information furnished to Premiere by WorldCom pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

                                   ARTICLE 7
                                INDEMNIFICATION
                                ---------------

          7.1  Agreement of Indemnitors to Indemnify.
               -------------------------------------

               (a) Subject to the terms and conditions of this Article 7, Premiere agrees to indemnify, defend, and hold harmless the WorldCom Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a WorldCom Indemnitee and resulting from, based upon, or arising out of:

                   (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Premiere Company contained in or made pursuant to this Agreement, any Related Agreement or in any certificate, Schedule, or Exhibit furnished to WorldCom pursuant hereto or thereto;

                   (ii) a breach of or failure to perform any covenant or agreement of a Premiere Company made in this Agreement or any Related Agreement; or

                   (iii) any Third Party Claim of patent infringement, copyright infringement, contributory infringement or inducing infringement resulting from the manufacture, use, sale, importation or licensing of the Platform Services or of any other product or service provided by a Premiere Company under or in connection with a Related Agreement.

               (b) Subject to the terms and conditions of this Article 7, WorldCom agrees to indemnify, defend, and hold harmless the Premiere Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Premiere Indemnitee and resulting from, based upon, or arising out of:

                   (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any WorldCom Company contained in or made pursuant to this Agreement, any Related Agreement or in any certificate, Schedule, or Exhibit furnished to Premiere pursuant hereto or thereto;

                   (ii) a breach of or failure to perform any covenant or agreement of a WorldCom Company made in this Agreement or any Related Agreement;

                   (iii) any Third Party Claim of patent infringement, copyright infringement, contributory infringement or inducing infringement resulting from the manufacture, use, sale, importation or licensing of any product or service provided by WorldCom under or in connection with a Related Agreement; or

                   (iv) any Third Party Claim relating to the purchase by Premiere of the Conetco Receivable except to the extent the same solely results from, is based upon or arises out of an act or omission of a Premiere Company.


          7.2  Limitations on Indemnification.  No Party shall be liable
               ------------------------------
hereunder for any special, incidental, indirect or consequential damages of any Indemnitee.

          7.3  Procedures for Indemnification.
               ------------------------------

               (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses, if known, and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other relevant information as such Indemnitee shall have concerning such Third Party Claim.

               (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 7.4 shall be observed by the Indemnitee and the Indemnitor.

               (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved by such Indemnitee and the Indemnitor within 30 days from the date the Indemnitee receives such objection, such dispute shall be resolved as provided in Article 8.

               (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the obligation of the Indemnitor shall be immediately satisfied through payment to the appropriate Indemnitee.

          7.4  Third Party Claims.  The obligations and liabilities of the
               ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

               (a) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within thirty (30) days after written notice of such claim has been given to the Indemnitor by the Indemnitee (or such shorter period if necessary to avoid prejudice to the defense of such Third Party Claim), the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing.

               (b) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Indemnitor which consent shall not be unreasonably withheld or delayed. If the Indemnitor assumes the defense of such a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent, which consent shall not be unreasonably withheld or delayed (it being understood that such consent must be given if (1) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claim that may be made by or against the Indemnitee, (2) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (3) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim), and (ii) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

               (c) In connection with the defense, compromise or settlement of any Third Party Claim, the Parties to this Agreement shall permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access, without any cost or any unnecessary burden on any Indemnitee, to the counsel, accountants and other representatives of each party and during normal business hours, to all relevant properties, personnel, books, tax records, contracts, commitments and all other relevant business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

          7.5  Other Rights and Remedies Not Affected.  The representations and
               --------------------------------------
warranties and covenants and agreements of the Parties contained herein shall survive the execution, delivery and performance of this Agreement. The rights of the Indemnitees under this Article 7 (in their capacity as Indemnitees or in any other capacity) with respect to breaches of representations, warranties, covenants and agreements contained in this Agreement and the Related Agreements are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

          7.6  Tax Effect and Insurance.  The liability of the Indemnitors with
               ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved pursuant to the provisions of Article 8.

          7.7  Subrogation.  Upon payment in full of any Indemnification Claim,
               -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.


                                   ARTICLE 8
                               DISPUTE RESOLUTION
                               ------------------

          8.1  Informal Dispute Resolution.  Prior to the initiation of formal
               ---------------------------
dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

               (a) The Premiere Representatives and WorldCom Representatives shall meet for the purpose of endeavoring to resolve such dispute. The Representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The Representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position. The specific format for the discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed-upon statements of fact or written statements of position.

               (b) If the Representatives conclude in good faith that amicable resolution through continued negotiation in this form does not appear likely, the matter will be escalated by formal written notification to a joint panel of Premiere and WorldCom senior officers. This panel will meet as required to attempt to resolve the dispute. The number and nature of the senior officers will depend on the issues in dispute, but will include those senior officers with authority to resolve all matters in dispute. At either Party's election this panel will be facilitated by an external facilitator designated by both Parties.

               (c) Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

                   (i) the panel referred to in Subsection 8(b) above concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                   (ii) thirty (30) days after the initial request to negotiate the dispute. This provision shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in Sections 8.5 and 10.2

          8.2  Arbitration.  If the Parties are unable to resolve any
               -----------
controversy arising under this Agreement as contemplated by Section 8.1 and if such controversy is not subject to Sections 8.3 or 8.5 of this Agreement, then such controversy shall be submitted to mandatory and binding arbitration at the election of either Party (the "Disputing Party") pursuant to the following conditions:

               (a) The Disputing Party shall notify the American Arbitration Association and the other Party in writing describing in reasonable detail the nature of the dispute (the "Dispute Notice"), and shall request that the American Arbitration Association furnish a list of five (5) possible arbitrators who shall have at least five (5) years experience in the matter in dispute.
Each of the Parties will select one of these arbitrators and the Parties shall jointly select the third arbitrator from the proposed list.

               (b) The arbitrators shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrators shall have no power or authority to amend or disregard any provision of this Section 8.2. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of the Parties being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the Parties, an arbitration hearing shall be conducted on consecutive days.

               (c) Should one or more of the arbitrators refuse or be unable to proceed with arbitration proceedings as called for by this Section 8.2, such arbitrator(s) shall be replaced by an arbitrator(s) by the Party or Parties, as appropriate, who originally selected such arbitrator(s). If an arbitrator is replaced pursuant to this paragraph (c), then a rehearing shall take place in accordance with the provisions of this Section 8.2.

               (d) The arbitrators rendering judgment upon disputes between Parties as provided in this Section 8.2 shall, after reaching judgment and award, prepare and distribute to the Parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the arbitrator shall be final and binding on the Parties, and judgment thereon may be entered in a court of competent jurisdiction.

               (e) Arbitration hearings hereunder shall be held in Atlanta, Georgia if WorldCom is the Disputing Party or in Jackson, Mississippi if Premiere is the Disputing Party. If the Parties agree, arbitration hearings may be held in another location.

               (f) The arbitrators are instructed that time is of the essence in the arbitration proceeding, and that the arbitrators shall have the right and authority to issue monetary sanctions against either of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. The arbitrators shall render their judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrators shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

          8.3  Litigation.  The Parties agree that all disputes between them
               ----------
shall be subject to the provisions of Sections 8.1 and 8.2 except as set forth in Section 8.5, and except where a Party makes a good faith determination that a breach by the other Party is such that the damages to such Party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is a necessary remedy.

          8.4  Continued Performance.  Each Party agrees to continue performing
               ---------------------
its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

          8.5  Equitable Remedies.  The Parties acknowledge that, in the event
               ------------------
that the other breaches (or attempts or threatens to breach) its obligations under Section 10.2, or of the obligations of WorldCom under Sections 3.1, 4.7 or
4.8 of the Investment Agreement, the other Party will be irrevocably harmed. In such circumstance, the non-breaching party may proceed directly to court. If a court of competent jurisdiction should find that the other party has breached (or attempted or threatened to breach) any of such obligations, the breaching Party agrees that it will not oppose the entry of an appropriate order compelling the performance of such Party in restraining it from further breaches (or attempted or threatened breaches) on the grounds that the failure to abide by such obligations will not cause the other Party irreparable harm.

                                   ARTICLE 9
                              TERM AND TERMINATION
                              --------------------

          9.1  Term.  Unless earlier terminated pursuant to the provisions of
               ----
Section 9.2, the term of this Agreement shall commence on the date hereof and shall continue until the twenty-fifth (25th) anniversary of such date (the "Initial Term"), and shall continue thereafter for successive five year terms (each, a "Renewal Term") unless, no later than 180 days, nor earlier than 360 days, prior to the end of the Initial Term or Renewal Term, as the case may be, one of the Parties gives notice to the other Party that it desires to terminate the Agreement.

          9.2  Termination.  This Agreement may be terminated prior to the end
               -----------
of the Initial Term or applicable Renewal Term:

               (a) By mutual consent of the Parties;

               (b) By either Party in the event of a material breach by the other Party of any material representation, covenant or agreement contained in this Agreement which has not been cured within 60 days after the receipt of written notice by the breaching Party of such breach; provided, however, that if such breach is capable of cure but not within such 60 day period, the Party asserting the right of termination may not terminate this Agreement if and so long as the breaching Party has taken steps in good faith during such 60 day period to cure such breach and thereafter diligently pursues cure to completion; or

               (c) Upon the termination of all Related Agreements by either Party due to a material breach thereof in accordance with the termination provisions thereof by the other Party, at the election of the Party terminating the Platform Services Agreement and all Related Agreements.

          9.3  Effect of Termination.  In the event of the termination of this
               ---------------------
Agreement pursuant to Section 9.2, this Agreement shall become void, except that
(a) the provisions of this Section 9.3 and Articles 7 and 10 shall survive any such termination, (b) a termination pursuant to Section 9.2(b) shall not relieve the breaching Party from Liability for an uncured breach of this Agreement, and
(c) a termination of this Agreement shall not affect the rights and obligations of the Parties under any Related Agreement unless so provided therein (which shall remain in effect and be governed by its terms, until terminated in accordance therewith).


                                   ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

          10.1 Definitions.
               -----------

               (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

               "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; or (ii) any executive officer, director, general partner, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or a Subsidiary thereof.

               "Aggregate Operating Income" shall mean the sum of all Operating Income received by any Premiere Company from (a) any Platform Services Agreement entered into pursuant to Article 3 or pursuant to a Joint Marketing Agreement entered into pursuant to Article 4 and (b) any Joint Marketing Agreement entered into pursuant to Article 4. For purposes of this definition, "Operating Income" shall mean (i) service charges and other amounts (but not late fees) received by the relevant Premiere Company under a Platform Services Agreement entered into pursuant to Article 3 or pursuant to a Joint Marketing

     Agreement entered into pursuant to Article 4, and (ii) all other revenue allocated to a Premiere Company under a Joint Marketing Agreement, including any marketing commissions or Premiere's allocation of offering revenues (not including any service charges or other amounts received by a Premiere Company and included in the amounts included in the preceding clause (i)).

               "Agreement" shall mean this Strategic Relationship Agreement, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

               "Bankruptcy Exception" shall mean all applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

               "Conetco" shall mean Conetco Corporation, a New York corporation d/b/a Communications Network Corporation.

               "Conetco Bankruptcy Action" shall mean the action styled In Re
                                                                        -----
     Communications Network Corporation, a/k/a Conetco pending in the United
     -------------------------------------------------
     States Bankruptcy Court for the Southern District of New York (Case No. 96-B-43504).

               "Conetco Receivable" shall mean the amounts due any WorldCom Company from the claims asserted against Conetco in the Conetco Bankruptcy Action and from the claims asserted against the Khatibs in the Khatib Guaranty Action, or any claim or claims asserted in any other action arising out of or based on the subject matter of the Conetco Bankruptcy Action or the Khatib Guaranty.

               "Confidentiality Agreements" shall mean the Confidentiality Agreements of Premiere and WorldCom delivered on September 5, 1996 for the respective benefit of the other Party.

               "EBIS Stock" shall mean the 950 shares of common stock of EBIS Communications, Inc., a Georgia corporation, owned by WorldCom Network Services, Inc., a Delaware corporation and wholly owned subsidiary of WorldCom.

               "Enhanced Calling Programs" shall mean (a) all prepaid (or debit) card programs and other calling card programs offered from time to time by the WorldCom Companies, and (b) other enhanced calling program, in addition to calling card programs, offered from time to time by the WorldCom Companies pursuant to which a caller dials a number and interacts with a computer based instrument requiring a database lookup, call routing, or message forwarding, including by way of example and not limitation, 1-800-PIN programs, various interactive voice applications, and other special applications involving network based computer telephony, including, but not limited to, the types of services in development as set forth in the Premiere Disclosure Memorandum..

               "Exhibits" A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "Indemnification Claim" shall mean a claim for indemnification under Article 7.

               "Indemnitee" shall mean a Premiere Indemnitee or a WorldCom Indemnitee, as the case may be.

               "Indemnitor shall mean Premiere or WorldCom, as the case may be.

               "Khatibs" shall mean Wael Al-Khatib, Prudence Al-Khatib and the other defendants in the Khatib Guaranty Action.

               "Khatib Guaranty Action" shall mean the action styled WorldCom
                                                                     --------
     Network Services, Inc. f/k/a Wiltel, Inc. v. Wael-Al-Khatib, et. al.
     --------------------------------------------------------------------
     pending in the United States District Court for the Southern District of New York (Civil Action No. 96-4492).

     "Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted or enforced by any regulatory authority.

               "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property taxes not yet due and payable, and

     (iii) Liens which do not materially impair the use of or title to the assets subject to such Lien.

               "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its assets (including contracts related to it), or the transactions contemplated by this Agreement.

               "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages, liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

               "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, results of operations or prospects of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Acquisition or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles, and (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby.

               "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "Net Proceeds" shall mean the difference between (a) the aggregate amount of cash and fair market value of any property other than cash received by any WorldCom Company in payment of the Conetco Receivable, whether those amounts are received from Conetco, the Khatibs or any other Person, and (b) the amount of expenses, including attorneys' fees, reasonably incurred by any WorldCom Company in connection with the collection of the Conetco Receivable.

               "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "Platform Services" shall mean the computer telephony platform services offered by the Premiere Companies as described on Exhibit A of the Platform Services Agreement attached hereto as Exhibit C, and such other
                                                    ---------
     such services as may be developed and offered from time to time by the Premiere Companies, including services developed pursuant to this Agreement.

               "Premiere Common Stock" shall mean the $.01 par value common stock of Premiere.

               "Premiere Companies" shall mean, collectively, Premiere and all Premiere Subsidiaries, whether now existing or hereafter acquired or formed.

               "Premiere Disclosure Memorandum" shall mean the written information entitled "Premiere Technologies, Inc. Disclosure Memorandum" delivered on the date of this Agreement to WorldCom describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "Premiere Indemnitees" shall mean any Premiere Company and their respective officers, directors, agents and other representatives.

               "Premiere Representatives" shall mean the representatives of Premiere on the Strategic Alliance Committee, which shall at a minimum include D. Gregory Smith so long as he is an employee of any Premiere Company or until Premiere designates a successor representative.
             =======================================================

               "Premiere Subsidiaries" shall mean the Subsidiaries of Premiere.

               "Related Agreements" shall mean the Investment Agreement, the Assignment Agreement, the Irrevocable Stock Power, Platform Services Agreements entered into pursuant to Articles 3 and 4 hereof, and any Joint Marketing Agreements entered into (including, in each case, any amendments thereto and replacements or successor agreements thereto).

               "Representatives" shall mean the Premiere Representatives and the WorldCom Representatives.

               "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, together with any amendments thereto.

               "Securities Laws" shall mean the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of

     1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

               "Strategic Alliance Committee" or "Committee" shall mean the Committee comprised of the WorldCom Representatives and the Premiere Representatives to administer various aspects of the strategic alliance between WorldCom and Premiere as set forth in this Agreement.

               "Subsidiaries" shall mean all those corporations, associations, limited liability companies, partnerships, business trusts or other business entities of which the entity in question at the time in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

               "Third Party Claim" shall mean any Litigation that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which the Indemnitee is entitled to indemnification under Article 7.

               "WorldCom Assets" shall mean all right, title and interest of WorldCom and its Subsidiaries in and to (a) the EBIS Stock and (b) Fifty Million Dollars ($50,000,000) of the Net Proceeds of the Conetco Receivable, payable to the extent of fifty percent (50%) of the Net Proceeds from the Conetco Receivable.

               "WorldCom Companies" shall mean, collectively, WorldCom and all WorldCom Subsidiaries, whether now existing or hereafter acquired or formed.

               "WorldCom Indemnitees" shall mean any WorldCom Company and their respective officers, directors, agents and other representatives.

               "WorldCom Representatives" shall mean the representatives of WorldCom on the Strategic Alliance Committee, which at a minimum shall include Frank Grillo so long as he is an employee of any WorldCom Company or until WorldCom designates a successor representative.
             =======================================================

               "WorldCom Subsidiaries" shall mean the Subsidiaries of WorldCom.

               (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Base Month                                  Section 5.1

                Conflicting Platform Services Agreements    Section 3.2
                Dispute Notice                              Section 8.2
                Disputing Party                             Section 8.2
                Joint Marketing Agreements                  Section 4.2
                Joint Service Offerings                     Section 4.1
                Late Payment Charge                         Section 5.2
                Monthly Deficiency Payment                  Section 5.1
                Minimum Guarantee Period                    Section 5.1
                Premiere SEC Reports                        Section 6.1
                Special Services                            Section 3.3

                (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          10.2  Confidentiality.  All information furnished by the Parties in
                ---------------
contemplation of or pursuant to this Agreement or the Related Agreements shall be treated as the sole property of the Party providing such information. The Party receiving the information shall keep confidential all such information and shall not directly or indirectly use such information for any competing or other commercial purpose. The obligation to keep confidential and not use such information shall not apply to (a) any information which (i) the Party receiving the information was already in possession of prior to disclosure thereof by the Party furnishing the information, (ii) was then available to the public, or
(iii) became available to the public through no fault of the Party receiving the information, or (b) discloses pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency and shall cooperate with the other Party in seeking a protective order or other appropriate remedy or action; provided that the Party which is subject to such legal requirement or order shall use its best efforts to give the other Party at least ten (10) business days' notice thereof. Each Party acknowledges and agrees that a breach of their respective obligations of this Section 10.2 would cause the other irreparable harm for which there is no adequate remedy at law and that accordingly each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

          10.3  Expenses.  Except as may be provided in this Agreement or in a
                --------
Related Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

          10.4  Brokers and Finders.  Each of the Parties represents and
                -------------------
warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by WorldCom or Premiere, each of WorldCom and Premiere, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          10.5  Entire Agreement.  Except as otherwise expressly provided
                ----------------
herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties, an Indemnitee or their respective successors or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          10.6  Notices.  Any notices or other communications required or
                -------
permitted under this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission by nationally recognized next business day courier, or by registered or certified mail, postage pre-paid, addressed as follows:

        Premiere:         Premiere Technologies, Inc.
                          3399 Peachtree Road, N.E.
                          The Lenox Building, Suite 400
                          Atlanta, Georgia  30326
                          Telecopy No.:  (404) 262-8540
                          Attention:  Boland T. Jones
                                      President
                                        and
                                      Patrick G. Jones
                                      Senior Vice President of Finance and
                                         Legal

        Copy to Counsel:  Alston & Bird
                          One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                          Telecopy No.: (404) 881-7777
                          Attention: Jeffrey A. Allred, Esq.

        WorldCom:         WorldCom, Inc.
                          515 East Amite Street
                          Jackson, Mississippi 39201-2702
                          Telecopy No.: (601) 360-8190
                          Attention: David F. Myers

       Copy to Counsel:   P. Bruce Borghardt
                          WorldCom, Inc.
                          10777 Sunset Office Drive, Suite 330
                          St. Louis, Missouri 63127
                          Telecopy No.: (314) 909-4101

or such other address as shall be furnished in writing by any of the Parties. Any such notice or communication shall be deemed to have been given as of the date so personally delivered, sent by courier or facsimile or mailed.

          10.7  Amendments.  This Agreement may be amended by a subsequent
                ----------
writing signed by both Parties upon the approval of each of the Parties.

          10.8  Counterparts; Facsimile.  This Agreement may be executed in two
                -----------------------
or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. Delivery of a signature page by facsimile transmission shall be deemed to be legally sufficient execution and delivery of the page and the agreement or instrument for which it relates.

          10.9  Headings.  The headings in this Agreement are for convenience
                --------
only and shall not affect the construction or interpretation of this Agreement.

          10.10 Successors and Assigns.  All terms and conditions of this
                ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to WorldCom and any successor to Premiere. Except as otherwise provided in this Section 10.10, any assignment of the rights and obligations of the Parties under this Agreement shall be effective upon a written agreement signed by all the Parties.

          10.11 Severability.  If any provision of this Agreement shall be held
                ------------
to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          10.12 Interpretations.  The Parties acknowledge and agree that this
                ---------------
Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

          10.13 Attorneys' Fees.  In the event of any action to enforce this
                ---------------
Agreement, the prevailing Party shall be entitled to reimbursement from the other Party of all costs and expenses incurred in connection with such effort, including court costs and reasonable attorneys' fees.

          10.14 Relationship of the Parties.  Each of the Parties acknowledge
                ---------------------------
that they are acting as independent contractors, and each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work or other obligations to be performed by such Party under this Agreement. Neither Party is an agent of the other Party, nor has the authority to represent or otherwise bind the other Party as to any matters.

          10.15 Publicity.  All media releases, public announcements and public
                ---------
disclosure by either Party related to this Agreement or the subject matter of this Agreement, including, without limitation, promotional or marketing material, shall be coordinated and approved by the other Party prior to release; provided that nothing herein shall preclude a Party from complying with its obligations under applicable Law. Notwithstanding the foregoing, Premiere may list WorldCom as a customer in proposals and other marketing materials.

          10.16 Service Marks.  Except as set forth in Section 10.15, each Party
                -------------
agrees that it shall not, without the other Party's prior written consent, use the name, service marks or trademarks of the other Party.

          10.17 Covenant of Good Faith.  Each Party agrees that, in its
                ----------------------
respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

          10.18 Force Majeure.  Each Party shall be excused from performance
                -------------
under this Agreement and shall have no liability to the other Party for any period it is prevented from performing any of its obligations (other than payment obligations), in whole or in part, as a result of delays caused by the other Party or by an act of God, war, civil disturbance, court order, labor dispute, third party performance or nonperformance, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat or light and such nonperformance shall not be a default under, or grounds for termination of, this Agreement or, to the extent provided therein, any Related Agreement.

          10.19 Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the date above written.


                              PREMIERE TECHNOLOGIES, INC.


                              By: /s/ Patrick G. Jones
                                  --------------------------------
                              Name: Patrick G. Jones
                                    ------------------------
                              Title: Senior Vice President Finance and Legal
                                     ---------------------------------------

                              WORLDCOM, INC.


                              By: /s/ David F. Myers
                                  --------------------------------
                              Name: David F. Myers
                                    ------------------------
                              Title: Treasurer
                                     -----------------------